UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934 (Amendment No.      )

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☐ Soliciting Material Under § 240.14a-12

PEOPLESOFT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PEOPLESOFT COMMENTS ON EUROPEAN COMMISSION
STATEMENT OF OBJECTIONS ISSUED TO ORACLE

PLEASANTON, Calif. — March 12, 2004 — PeopleSoft, Inc. (Nasdaq: PSFT) today commented on the news that a Statement of Objections has been issued by the European Commission to Oracle Corporation (Nasdaq: ORCL) in response to its unsolicited tender offer for PeopleSoft:

The European Commission’s (EC) issuance of its Statement of Objections supports the PeopleSoft Board of Directors’ position that the proposed combination of PeopleSoft and Oracle faces substantial regulatory scrutiny and the significant likelihood that the transaction will be prohibited under antitrust law. The EC action is consistent with the case filed by the United States Department of Justice and seven states challenging this transaction, which is scheduled to go to trial on June 7, 2004.

The world’s two leading antitrust enforcement agencies have now asserted that the combination of these two companies is anticompetitive. PeopleSoft understands that the European Commission’s final decision is expected to be issued on or before May 11, 2004.

Citigroup Global Markets Inc. and Goldman, Sachs & Co. are financial advisors to PeopleSoft.

About PeopleSoft

PeopleSoft (Nasdaq: PSFT) is the world’s second largest provider of enterprise application software with 12,100 customers in more than 25 industries and 150 countries. For more information, visit us at www.peoplesoft.com.

Forward-Looking Statements

This release contains forward looking statements that state PeopleSoft’s intentions, beliefs, expectations, or predictions for the future. You are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward-looking statements are only as of the date they are made and PeopleSoft undertakes no obligation to update or revise them. The specific forward-looking statements relate to such matters as when the European Union will issue its final decision. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the PeopleSoft’s actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include: whether the European Union will be able to reach a decision during the period anticipated; and other risks referenced from time to time in PeopleSoft’s filings with the Securities and Exchange Commission. Please refer to PeopleSoft’s current annual report on Form 10-K for more information on the risk factors that could cause actual results to differ.

Important Additional Information

PeopleSoft has filed a definitive proxy statement on Schedule 14A with the SEC in connection with its Board of Directors’ solicitation of proxies for the 2004 Annual Meeting of Stockholders. PeopleSoft also has filed a Solicitation/Recommendation Statement on Schedule 14D-9 regarding Oracle’s tender offer. PeopleSoft stockholders should read the Schedule 14D-9 and the 2004 Proxy Statement (including any amendments or supplements to such documents) because these documents contain important information. The 2004 Proxy Statement, the Schedule 14D-9 and other public filings made by PeopleSoft with the SEC are available without charge from the SEC’s website at www.sec.gov and from PeopleSoft at www.peoplesoft.com.

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Contacts:

Steve Swasey
PeopleSoft, Inc.
Public Relations
(925) 694-5230
steve_swasey@peoplesoft.com

Bob Okunski
PeopleSoft, Inc.
Investor Relations
(877) 528-7413
bob_okunski@peoplesoft.com

Joele Frank/Susan Stillings
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
jf@joelefrank.com/sts@joelefrank.com

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